UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025

Premier Air Charter Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56312	99-0385465
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification No.)

2006 Palomar Airport Road, Suite 210, Carlsbad, California 92011

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Office)

Registrant’s telephone number, including area code 858-239-0788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/a	N/a	N/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2025, Premier Air Charter Holdings Inc. (the “Company”) entered into a Conversion Agreement (the “Agreement”) with Innoworks Employment Services, Inc. (the “Holder”). Pursuant to the Agreement, the Company agreed to exchange an aggregate principal amount of $6,419,269.43 in debt (the “Debt”), including accrued interest thereon, owed by the Company’s wholly-owned subsidiary, Premier Air Charter, Inc., to the Holder, for 100,000 shares of the Company’s Series A Preferred Stock (the “Settlement Shares”).

The Debt arose from an Amended and Restated Promissory Installment Note dated March 19, 2025, which consolidated and amended (i) a promissory note issued on February 2, 2024, in the principal amount of $2,756,327.42, (ii) a promissory note issued on August 1, 2024, in the principal amount of $1,629,953.82, and (iii) an additional amount of $2,140,511.28 owed as of March 19, 2025. The Settlement Shares were issued pursuant to the terms of the Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”).

On October 21, 2025, the Company and the Holder entered into a Letter Agreement (the “Letter Agreement”) to amend the conversion price of the Series A Preferred Stock from $0.04 per share to $0.25 per share, as set forth in the amended Certificate of Designation filed with the Nevada Secretary of State on October 21, 2025. This amendment reflects the mutual agreement to adjust the conversion terms to better align with the Company’s current financial position and to reduce potential dilution of common stock upon conversion.

The foregoing descriptions of the Agreement, Letter Agreement, and amended Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement (filed as Exhibit 10.1 hereto), the Letter Agreement (filed as Exhibit 10.2 hereto), and the amended Certificate of Designation (filed as Exhibit 3.2 hereto), each of which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 and Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. On August 6, 2025, the Company designated 100,000 shares of its preferred stock as Series A Preferred Stock by filing the Certificate of Designation with the Secretary of State of the State of Nevada. The Certificate of Designation became effective upon filing.

On October 21, 2025, the Company filed an amended Certificate of Designation with the Nevada Secretary of State to amend the conversion price of the Series A Preferred Stock from $0.04 per share to $0.25 per share, as approved by the board of directors and the requisite vote of stockholders, pursuant to the Letter Agreement dated October 21, 2025.

The foregoing descriptions of the Certificate of Designation and amended Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Designation (filed as Exhibit 3.1 hereto) and the amended Certificate of Designation (filed as Exhibit 3.2 hereto), each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1	Certificate of Designation of Series A Preferred Stock, filed August 6, 2025 (1)
3.2	Amended Certificate of Designation of Series A Preferred Stock, filed October 21, 2025
10.1	Conversion Agreement, dated August 5, 2025 (1)
10.2	Letter Agreement, dated October 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 8, 2025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Air Charter Holdings Inc.

Date: October 22, 2025	By:	/s/ Sandra J. DiCocco Bonar
	Name:	Sandra J. DiCocco Bonar
	Title:	Chief Executive Officer

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